EXHIBIT 3.1

Microfilm Number                Filed with the Department of State on


Entity Number  2907853

                      Secretary of the Commonwealth


     CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
                        DSCB:15-8913 (Rev 95)

In compliance with the requirements of 15 Pa.C.S. 8913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1.  The name of the limited liability company is:
      West Penn Transferring Agent LLC


2. The (a) address of this limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

    (a) RD 12, P.O. Box 1000, Roseytown Road, Greensburg,
        Number and Street                     City

        Pennsylvania  15601  Westmoreland
        State         Zip    County

     (b)c/o:
        Name of Commercial Registered Office Provider
        County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3. The name and address, including street and number, if any, of each organizer are:

NAME ADDRESS

Ronald A. Magnuson, RD 12, P.O. Box 1000, Roseytown Road, Greensburg, PA
15601

4. Intentionally omitted.

5. (Strike out if inapplicable): Management of the company is vested in a manager or managers.

6.  The specified effective date, if any is:
                                                 month    day   year
    hour, if any

7.  Intentionally omitted.

8. For additional provisions of the certificate, if any, attach an 8 1/2 x 11 sheet.

     IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 12th day of November, 1999.

                               WEST  PENN  TRANSFERRING AGENT  LLC,  by
                               WEST PENN POWER COMPANY, sole member


                                 /s/ Ronald A. Magnuson
                                 By: Ronald A. Magnuson
                                       (Signature)
                                     Vice President


                                       (Signature)